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                                                                    EXHIBIT 10.2

GENERAL DYNAMICS
Advanced Information Systems, Inc.

JSI Microelectronics Inc.
4235 Forcum Avenue Suite 500
McClellan, CA 95652-2301

Attention:      Mr Larry Johnson
Subject:        Letter Subcontract Number 70-10135141-05

Enclosures:     1. Disputes Provision
                2. Termination Provision

References:     1. Proposal Number 20-018
                2. Statement of Work dated January 04, 2005
                3. Certifications and Representations
                4. GDAIS Standard Subcontract Terms and Conditions dated
                July 29, 2004

Dear Mr. Johnson:

This document constitutes a Letter Subcontract between General Dynamics Advanced Information Systems, Inc. ("GDAIS" or "Contractor") located at 8800 Queen Avenue South, Bloomington, Minnesota 55431 and JSI Microelectronics Inc.
("Subcontractor") located at 4235 Forcum Avenue, Suite 500, McClellen, CA 95652-2301. Subcontractor is hereby authorized to commence work effective February 21, 2005, in accordance with the enclosed Statement of Work and the referenced proposal.

The Subcontractor's acceptance of this Letter Subcontract will be indicated by the execution of and returning an executed copy to GDAIS not later than five (5) days from the date hereof. Upon Subcontractor's acceptance of this Letter Subcontract, Subcontractor agrees to proceed immediately to perform the services authorized herein, subject to the limitations stated. Furthermore, Subcontractor agrees that Subcontractor's referenced proposal shall remain valid until this Letter Subcontract is either definitized or terminated.

The Subcontractor is not authorized to make expenditures or to incur obligations, in performance of this Letter Subcontract, that exceed $1,300,000.00. The maximum amount for which GDAIS shall be liable if this letter is terminated is $1,300,000.00.

A cost type definitive Subcontract is contemplated. GDAIS and Subcontractor will promptly enter good faith negotiations to definitize this Letter Subcontract Specifically, GDAIS and Subcontractor shall negotiate (in a manner consistent with this Letter Subcontract) flow-down provisions from GDAIS' prime contract, and any other provisions deemed necessary to the Subcontract by GDAIS or agreed to by GDAIS and Subcontractor. Notwithstanding the preceding sentence, the Letter Subcontract price is subject to downward negotiations only, any

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GENERAL DYNAMICS
Advanced Information Systems, Inc.

delivery schedule negotiations shall relate to acceleration from the Letter Subcontract schedule (if any) only, and GDAIS shall have the right to flow-down (as reasonably amended) any prime contract clauses needed by GDAIS for compliance with its prime contract obligations. GDAIS and Subcontractor shall definitize this Letter Subcontract within 30 calendar days of the date of the complete execution of this Letter Subcontract or before completion of 40 percent of the work to be performed, whichever comes first. In the event that GDAIS and Subcontractor do not definitize this Letter Subcontract within that time, GDAIS may either extend the period by written notice to Subcontractor or terminate the Letter Subcontract in accordance with the termination provisions set forth elsewhere herein. Subcontractor understands that time is of the essence and Subcontractor shall immediately commence and continue performance of the work as specified in this Letter Subcontract (notwithstanding the status of definitization discussions) unless and until: (i) GDAIS terminates this Letter Subcontract by issuance of a termination notice as set forth elsewhere herein;
(ii) the Letter Subcontract expires without definitization or extension by GDAIS; or (iii) a definitized Subcontract supersedes this Letter Subcontract and the schedule set forth herein (if any).

The schedule for definitization of this Letter Subcontract is set forth below:

      Negotiate and Definitize Award: On or before September 23, 2005

The period of performance under this Letter Subcontract shall commence as of the effective date stated above and end upon execution of a definitive Subcontract.

All representations and certifications that Subcontractor has submitted to GDAIS in connection with this effort are incorporated by reference as part of this Letter Subcontract and will also be included in the definitive Subcontract. If there are any changes to Subcontractors' representations and certifications, Subcontractor agrees to promptly notify GDAIS.

This letter shall be governed by and construed according to the Laws of the Commonwealth of Virginia.

GDAIS may, by written notice to the Subcontractor, terminate this letter in whole or in part at any time for (i) convenience of the Customer/Contractor, or
(ii) failure of the Subcontractor to fulfill his obligation in accordance with the "Termination" clause appended hereto. Upon termination, the Subcontractor shall: (1) immediately discontinue all services affected, and (2) deliver GDAIS all data, drawings, specifications, reports, estimates, summaries, and such other information and materials as may have been delivered under the terms of the Subcontract. If the Letter Subcontract is terminated, a settlement shall be made in accordance with FAR Clause Part 49, with allowability of costs as defined by FAR Part 31. The rights and remedies of GDAIS provided in this paragraph are in addition to any other rights and remedies provided by law or under this letter.